EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Post-Effective Amendment No. 1 to Registration Statements (Form S-8 No. 33-81238) pertaining to the Copart 1994 Employee Stock Purchase Plan,
(2) Post-Effective Amendment No. 1 to Registration Statement (Form S-8 No. 333-93887) pertaining to the Copart 1994 Employee Stock Purchase Plan,
(3) Post-Effective Amendment No. 1 to Registration Statement (Form S-8 No. 333-90612) pertaining to the Copart 2001 Stock Option Plan,
(4) Post-Effective Amendment No. 1 to Registration Statement (Form S-8 No. 333-112597) pertaining to the Copart 1994 Employee Stock Purchase Plan,
(5) Post-Effective Amendment No. 1 to Registration Statement (Form S-8 No. 333-148506) pertaining to the Copart 2007 Equity Incentive Plan,
(6) Post-Effective Amendment No. 1 to Registration Statement (Form S-8 No. 333-159946) pertaining to the Copart, Inc. Stand Alone Stock Option Award Agreement dated April 14, 2009 between Copart, Inc. and Willis J. Johnson and the Copart, Inc. Stand Alone Stock Option Award Agreement dated April 14, 2009 between Copart, Inc. and A. Jayson Adair,
(7) Registration Statement (Form S-8 333-193244) pertaining to the 2007 Equity Incentive Plan, as amended and restated, the Copart, Inc. Stand Alone Stock Option Award Agreement dated December 16, 2013 between Copart, Inc. and Vincent W. Mitz and the Copart, Inc. Stand Alone Stock Option Award Agreement dated December 16, 2013 between Copart, Inc. and A. Jayson Adair,
(8) Registration Statement (Form S-8 333-201316) pertaining to the Copart, Inc. 2014 Employee Stock Purchase Plan; and
(9) Registration Statement (Form S-8 333-223422) pertaining to the Copart, Inc. 2007 Equity Incentive Plan, as Amended and Restated;

of our reports dated October 1, 2018, with respect to the consolidated financial statements of Copart, Inc. and the effectiveness of internal control over financial reporting of Copart, Inc. included in this Annual Report (Form 10-K) of Copart, Inc. for the year ended July 31, 2018.

/s/ Ernst & Young LLP

Dallas, Texas
October 1, 2018